101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS


August 21, 2003

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:  Depositary Shares Evidenced by American
Depositary Receipts for Bearer Ordinary Shares
of the par value of DM 5 each of Deutsche
Beteiligungs Holding AG  (File No. 333-
10688)


Gentlemen:

Pursuant to Rule 424 (b) (3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts are issued, we attach one specimen of the ADR certificate reflecting the par value from DM 5 to EUR 3.00 effective August 14, 2003.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Deutsche Beteiligungs Holding
AG.

Please contact me with any questions or
comments on 212-815-8365.


__/s/ Vinu Kurian________
    Vinu Kurian
    Assistant Vice President


Attachment

THE BANK OF NEW YORK


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